                                                                       EXHIBIT 2

                          STOCK ACQUISITION AGREEMENT

                                 UNITRIN, INC.

                                      AND

                        FUND AMERICAN ENTERPRISES, INC.

                                                                       EXHIBIT 2

                          STOCK ACQUISITION AGREEMENT

     STOCK ACQUISITION AGREEMENT dated as of February 10, 1999 ("Agreement") by and between Unitrin, Inc., a Delaware corporation ("Buyer"), and Fund American Enterprises Holdings, Inc., a Delaware corporation ("Seller"), for the acquisition and conveyance of all of the outstanding capital stock of Valley Group, Inc., an Oregon corporation and an indirect wholly owned subsidiary of Seller (the "Company").

     WHEREAS, the Company is the owner of all of the issued and outstanding capital stock of each of Charter Group, Inc., a Texas corporation ("Charter"), Valley Insurance Company, a California insurance company ("VIC"), Valley Pacific, Inc., an Oregon corporation ("Valley Pacific"), and Valley Property & Casualty Insurance Company, an Oregon insurance company ("VP&C") (Charter, VIC, Valley Pacific and VP&C are sometimes hereinafter each individually referred to as a "Subsidiary" and collectively referred to as the "Subsidiaries");

     WHEREAS, Charter is the owner of all of the issued and outstanding capital stock of Charter General Agency, Inc., a Texas corporation ("CGA"), Charter Indemnity Company, a Texas insurance company ("CIC"), and NCM Management Corporation, a Delaware corporation ("NCM");

     WHEREAS, NCM controls Charter County Mutual Insurance Company, a Texas insurance company ("Charter County Mutual") pursuant to a general agency managerial contract;

     WHEREAS, pursuant to that certain Stock Purchase Agreement dated as of October 14, 1998 by and among Charter, Pinnacle Insurance Company, a Georgia insurance company in rehabilitation ("Pinnacle"), and the Honorable John W. Oxendine, Commissioner of the Georgia Department of Insurance and Safety Fire acting solely in his capacity as the rehabilitator of Pinnacle (the "Pinnacle Acquisition Agreement"), Charter has agreed to acquire all of the outstanding shares of capital stock of Pinnacle;

     WHEREAS, VIC is the owner of all of the issued and outstanding capital stock of each of Valley National Insurance Company, a Kansas insurance company ("Valley National"), and White Mountains Insurance Company, a New Hampshire insurance company ("WMIC");

     WHEREAS, for the consideration and subject to the terms and conditions set forth in this Agreement, Buyer desires to purchase or cause to be purchased from Seller, and

Seller desires to sell or cause to be sold to Buyer, all of the issued and outstanding capital stock of the Company for the purpose of Buyer acquiring control of the Company, the Subsidiaries and the following entities owned or controlled by the Company, the Subsidiaries or their respective subsidiaries:
CGA, CIC, NCM, WMIC and Charter County Mutual (the Company, the Subsidiaries, CGA, CIC, NCM, WMIC and Charter County Mutual are sometimes hereinafter each individually referred to as a "Subject Entity" and collectively referred to as the "Subject Entities," and VIC, VP&C, CIC, WMIC, and Charter County Mutual are sometimes each individually referred to as an "Insurance Company" and collectively referred to as the "Insurance Companies");

     WHEREAS, in connection with Buyer's acquisition of control of the Subject Entities, Buyer wishes to acquire the assets used, and immediately following the Closing continue to employ those employees engaged, in the business operations of the Subject Entities, subject to the terms and conditions set forth in this Agreement; and

     WHEREAS, Buyer does not wish to acquire ownership or control of either Pinnacle or Valley National (Pinnacle and Valley National are hereinafter collectively referred to as the "Excluded Subsidiaries"); provided, however, that Buyer wishes to acquire the business of Valley National as in effect on the Closing Date.

     NOW, THEREFORE, in consideration of the covenants and mutual promises herein contained, Buyer and Seller agree as follows:

1.   SALE OF SHARES; RELATED TRANSACTIONS.
     ------------------------------------

     1.01  Sale and Purchase of Shares.  Subject to the terms and conditions of
           ---------------------------
this Agreement, Seller agrees to sell, transfer and convey (or cause to be sold, transferred and conveyed) to Buyer, and Buyer agrees to purchase and accept (or cause to be purchased and accepted) from Seller, for the aggregate purchase price set forth below in Section 1.02 (the "Purchase Price"), all of the shares of common stock of the Company beneficially owned by Seller, representing one hundred percent of the issued and outstanding shares of capital stock of the Company (the "Shares").

     1.02  Purchase Price; Post-Closing Adjustment.
           ---------------------------------------

           (A) Purchase Price. The Purchase Price for the Shares shall be an
               --------------
     amount equal to the sum of (i) $90,000,000 (ninety million dollars) plus
     (ii) the sum of (x) the amount of the consolidated book value of the Company determined in accordance with United States generally accepted accounting principles ("GAAP") as applied by the Seller and the Company consistent with the GAAP Consolidated Financial Statements described in
     Section 2.09 ("GAAP Book

     Value") at the Closing Date, after taking into account all Related Transactions completed at or prior to the Closing, and (y) the amount of any and all bank indebtedness of the Company in respect of borrowed money ("Indebtedness") which is outstanding immediately prior to the Closing.

          (B)  Estimated Purchase Price. On the Closing Date, Buyer shall pay to
               ------------------------
     Seller an amount equal to an estimate, prepared by Seller and delivered to Buyer as described in the following sentence, of the Purchase Price (the "Estimated Purchase Price"). Not later than five (5) business days prior to Closing, Seller shall deliver to Buyer (i) a balance sheet reflecting GAAP Book Value at the end of the month immediately preceding the Closing Date, prepared in a manner consistent with the GAAP Consolidated Financial Statements described in Section 2.09 (the "Prior Month-End Balance Sheet") as adjusted on an estimated basis to give effect to the Related Transactions, (ii) a schedule detailing the components of the Estimated Purchase Price including, without limitation, the adjustments for the Related Transactions and the amount of Indebtedness (if any), and (iii) a certificate from Seller certifying that such Prior Month-End Balance Sheet has been so prepared. At Closing, Buyer shall pay to Seller the Estimated Purchase Price by wire transfer of immediately available funds to a bank account or other accounts designated by Seller. Buyer and Seller agree that, to the extent any amount of the Indebtedness is outstanding at Closing, a portion of Purchase Price equal thereto shall be paid by Buyer directly to the banking institution or institutions holding such Indebtedness such that the Indebtedness is fully extinguished contemporaneous with Closing.

          (C)  Post-Closing Determination of Actual Purchase Price.  Not later
               ---------------------------------------------------
     than forty-five (45) days after the Closing Date, Buyer shall deliver to Seller (i) a balance sheet reflecting GAAP Book Value at the Closing Date (taking into account all Related Transactions completed at or prior to the Closing) prepared in a manner consistent with the GAAP Consolidated Financial Statements described in Section 2.09 (the "Closing Date Balance Sheet") and (ii) a certificate from Buyer certifying that such Closing Date Balance Sheet has been so prepared. If GAAP Book Value as reflected on the Closing Date Balance Sheet exceeds GAAP Book Value used to determine the Estimated Purchase Price (as adjusted on an estimated basis to give effect to the Related Transactions) by at least $250,000, then, subject to the resolution of any disputes pursuant to Section 1.02(D), Buyer shall pay to Seller such difference (including such $250,000 amount) within ten (10) business days after the receipt of the Closing Date Balance Sheet by Seller, together with interest thereon at an annual rate equal to the average yield to maturity on United States Treasury securities with a remaining maturity of one year as published from time to time by The Wall Street Journal, calculated on the basis of the actual number of days elapsed over 365 (the "Interest Rate"), from the Closing Date to the date of payment, by wire transfer of immediately available funds to a bank account designated by Seller. If, on the other hand, GAAP Book Value used to determine the Estimated Purchase Price (as adjusted on an estimated basis to give effect to the Related Transactions) exceeds GAAP Book Value as reflected on the Closing Date Balance Sheet by at least $250,000, then, subject to the resolution of any disputes pursuant to Section 1.02(D), Seller shall pay to Buyer such difference (including such $250,000 amount) within ten (10) business days after the receipt of the Closing Date Balance Sheet by Seller, together with interest thereon at the Interest Rate, from the Closing Date to the date of payment, by wire transfer of immediately available funds to a bank account designated by Buyer. In the event that the GAAP Book Value as reflected on the Closing Date Balance Sheet is neither $250,000 more nor $250,000 less than the GAAP Book Value used to determine the Estimated Purchase Price (as adjusted on an estimated basis to give effect to the Related Transactions), then, subject to the resolution of any disputes pursuant to Section 1.02(D), the Estimated Purchase Price paid by Buyer to Seller at Closing shall be the Purchase Price.

          (D)  Dispute Resolution. Seller and Buyer shall seek in good faith to
               ------------------
     resolve in writing any disputes which they may have as to the Closing Date Balance Sheet, GAAP Book Value, the Purchase Price or the adjustments to reflect the Related Transactions within thirty (30) days after the receipt of the Closing Date Balance Sheet by Seller. Any such disputes that remain unresolved at the end of any such 30-day period shall be referred to an accounting firm of national standing and reputation mutually agreed to by the parties in writing (the "Accounting Firm"). The fees of the Accounting Firm agreed to shall be shared equally by Buyer and Seller. The Accounting Firm shall be instructed to, within thirty (30) days after the submission of any disputed matters by Seller and Buyer, review and resolve all such disputed matters and to report in writing its resolution thereof to Seller and Buyer. The determination of the Accounting Firm shall be final, binding and conclusive with respect to Seller and Buyer, and Seller and Buyer agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. Balances in dispute due from either party shall be paid by wire transfer of immediately available funds to a bank account designated by the payee within ten (10) business days after the parties are notified in writing of the determination rendered by the Accounting Firm.

     1.03  Related Transactions.   Seller shall use its reasonable best efforts
           --------------------
to complete the following transactions (the "Related Transactions") at or prior to Closing:

     (A)  Distributable Assets.
          --------------------

             (i) Buyer and Seller acknowledge and agree that it is their mutual intent that, subject to the receipt of all necessary regulatory and governmental approvals therefor, at or prior to the Closing:

                  (1) (x) the assets set forth in Section 1.03(A)(i)(1) of the Seller Schedule (as defined in Section 2)/1/, and

                       (y) all other property (other than cash) purchased by any
             Subject Entity on or after December 31, 1998 that is designated by Seller and/or Buyer as at the time of the purchase thereof as a Distributable Asset (collectively, "Distributable Assets"), shall be distributed, sold or otherwise transferred by the Subject Entities; and

                  (2) subject to completion of the reinsurance transaction described in this Section 1.03(A)(i)(2), the statutory capital and surplus of CIC, VIC, WMIC, and VP&C remaining after all the Distributable Assets have been distributed, sold or otherwise transferred pursuant to (1), above, will be reduced by means of investment asset distributions by each such company to its respective parent company, as nearly as possible (leaving a reasonable margin for error) to the minimum statutory amount required to maintain in good standing the certificates of authority of each such company to transact insurance or reinsurance in the jurisdictions identified in Section 2.21 of the Seller Schedule ("Excess Capital Distributions"), and the parties agree that such required minimum statutory amounts shall be as mutually agreed and set forth in Section 1.03(A)(i)(2) of the Seller Schedule. Any Subject Entity that receives an Excess Capital Distribution (as defined below), or a distribution relating to a lower-tier Excess Capital Distribution, from one or more Subject Entities shall distribute such amount to its parent. Buyer and Seller acknowledge that Buyer intends to arrange for the reinsurance cession of all business of the foregoing Subject Entities to Trinity Universal Insurance Company and/or another qualified reinsurer having adequate capital and surplus to support such reinsurance, subject to applicable regulatory approval. For purposes of determining the Purchase Price, the GAAP Book Value shall be increased by the amount of all of Seller's deferred policy acquisitions costs, net of related deferred taxes, calculated in a manner consistent

__________________
/1/ to include all investment assets that Seller desires to retain and/or Buyer does not wish to acquire and the capital stock of Valley National and Pinnacle with the GAAP Consolidated Financial Statements described in
             Section 2.09, related to the business transferred pursuant to such reinsurance arrangement, if any. Buyer agrees to undertake such reinsurance upon terms and conditions reasonably satisfactory to Seller. The distributions made pursuant to this Section 1.03(A) shall be treated as made pursuant to a plan of liquidation adopted by each of the Subject Entities prior to such distributions and in connection with the deemed liquidation of each of the Subject Entities that is occurring by reason of the elections under Section 338(h)(10) of the IRC being filed with respect to each such entity pursuant to Section 7.09

             (ii) At the Closing, Seller shall deliver to Buyer its calculation of the aggregate Distributable Asset Values (as defined below) of all Distributable Assets, and, if and to the extent all necessary regulatory and governmental approvals therefor shall have been obtained, such Distributable Assets shall be transferred to Seller in the manner described in Section 1.03(A)(i). "Distributable Asset Value" of any asset at Closing means the carrying value of such asset, including related receivables for interest and dividends, all determined in accordance with GAAP as applied by Seller and the Company in a manner consistent with the GAAP Consolidated Financial Statements described in Section 2.09.

             (iii) In the event that any Distributable Assets (other than the voting securities of Valley National and Pinnacle) are not transferred by distribution to Seller (or its designee) in accordance with Section 1.03
     (A)(i) at the Closing, then Seller (or its designee) shall buy, and Buyer shall cause the Company or any other Subject Entity to sell, any or all such remaining Distributable Assets, free and clear of any lien or encumbrance, at a price equal to the Distributable Asset Value thereof within one (1) business day following the date of the Closing. The sale price of such Distributable Assets shall be payable by wire transfer of immediately available funds to an account designated by Buyer.

             (iv) If at any time after the Closing, the Company or any other Subject Entity shall receive any cash or other property as a dividend, distribution, return of capital or principal, premium or interest payment (or similar payment) with respect to any Distributable Asset transferred by way of distribution to Seller (or its designee) in accordance with Sections
     1.03 (A)(i) or 1.03(A)(iii), the Company or such other Subject Entity shall immediately transfer such cash or other property to Seller (or its designee).

          (B)  Asset Sale.  Prior to the Closing, subject to the receipt of all
               ----------
     necessary regulatory and governmental approvals therefor, Seller shall cause Valley Pacific to sell to VIC all assets owned by or in the possession of Valley Pacific that are located in the State of California in exchange for an amount equal to the carrying value of such assets on the date of sale determined in accordance with GAAP as applied by Seller and the Company in a manner consistent with the GAAP Consolidated Financial Statements described in Section 2.09 (the "Asset Sale").

2.   REPRESENTATIONS AND WARRANTIES OF SELLER.
     -----------------------------------------

     For purposes of this Agreement:

     the term "Company Material Adverse Effect" means a material adverse effect on the business, assets, financial condition or results of operations of the Subject Entities, taken as a whole (excluding any state of facts, event, change or effect relating to (w) the economy or securities markets in general, (x) this Agreement or the transactions contemplated hereby or the announcement thereof, (y) the insurance industry in general (including any changes in laws or regulations applicable to the insurance industry) or
     (z) losses or loss adjustment expenses in the ordinary course of business; and

     the term "knowledge" with respect to Seller shall mean the actual knowledge of the persons set forth on Schedule A hereto.

           Seller represents and warrants to Buyer that, except as set forth in the disclosure schedule of Seller attached hereto and made a part hereof (the "Seller Schedule"):

     2.01  Organization, Good Standing, Qualification of the Companies.  Each of
           -----------------------------------------------------------
the Subject Entities is duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority to own or lease and operate its properties and assets and carry on its business as now being conducted. Each of the Subject Entities is duly qualified to transact business as a foreign corporation and is in good standing in every jurisdiction in which such qualification is required by law to carry on its business as now being conducted or to own, lease or operate its properties and assets, except where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. Section 2.01 of the Seller Schedule lists each jurisdiction where each Subject Entity is so qualified.

     2.02  Subsidiaries.  Each of VIC, Charter, Valley Pacific and VP&C is a
           ------------
direct or indirect wholly-owned subsidiary of the Company. WMIC is a wholly-owned subsidiary of VIC. CIC, CGA and NCM are wholly-owned subsidiaries of Charter. Except as described in this Section 2.02 and except for investments in the Excluded Subsidiaries and for the Distributable Assets, none of the Subject Entities has any equity investment in any subsidiary, partnership, joint venture, limited liability company or similar entity.

     2.03  Authorized Stock.
           ----------------

           (A) The authorized capital stock of the Company consists of 500 shares of common stock, no par value per share, of which 100 shares, constituting the Shares, are issued and outstanding on the date hereof, all of which are owned directly or indirectly by Seller. Section 2.03 of the Seller Schedule sets forth the authorized and outstanding capital stock of each Subject Entity other than the Company and Charter County Mutual.

          (B) All of the issued and outstanding shares of the capital stock, if any, of the Subject Entities have been validly issued and are fully paid, nonassessable and free of preemptive rights and are owned free and clear of any liens, claims, charges or encumbrances, and upon Closing, Buyer will acquire directly or indirectly good and marketable title to all of such shares.

          (C) There is no contract, understanding, restriction or agreement, including any voting trust or other agreement or understanding with respect to the voting of any of the capital stock of the Subject Entities, or any convertible, exchangeable or exercisable security, option, warrant, call, or commitment on the part of the Subject Entities of any character relating to issued or unissued shares of the capital stock of the Subject Entities.

     2.04  Authorization.  Seller has all requisite corporate power and
           -------------
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Seller or any of its affiliates (other than the Subject Entities) to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     2.05  Articles of Incorporation and By-laws.  Seller has delivered to Buyer
           -------------------------------------
true and complete copies of the articles or certificate of incorporation and by-laws (or comparable constituent instruments) of each of the Subject Entities as in effect as of the date hereof.

     2.06  Consents and Approvals.  Except for the consents and approvals listed
           ----------------------
on Section 2.06 of the Seller Schedule (the "Seller Consent Schedule") and except for such filings, permits, authorizations, consents or approvals the failure of which to obtain or make would not, individually or in the aggregate, have a Company Material Adverse Effect, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Seller or any of its affiliates (other than the Subject Entities) of the transactions contemplated by this Agreement.

     2.07  Defaults and Conflicts.  Neither Seller nor any of the Subject
           ----------------------
Entities is, or immediately prior to the Closing will be, in default under its articles or certificate of incorporation or by-laws (or comparable constituent instruments), or in default under any indenture or under any agreement or other instrument to which it is a party or by which it or any of its properties is bound or to which it is subject, which default would have a Company Material Adverse Effect. Subject to the receipt of all consents and approvals contemplated by this Agreement, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of and compliance with the terms and provisions hereof or thereof, will (i) violate any judicial, administrative or arbitral order, writ, award, judgment, injunction or decree involving Seller or any of the Subject Entities,
(ii) conflict with the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or comparable constituent instruments) of Seller or any of the Subject Entities, (iii) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any indenture, agreement or other instrument that is material to the business of any Subject Entity and to which Seller or any of the Subject Entities is a party or by which any of them is bound (a "Material Agreement"), (iv) result in the creation of any lien, charge or encumbrance upon any of the assets of any of the Subject Entities under any such Material Agreement, or (v) terminate or give any party thereto the right to terminate any Material Agreement, except for any such violation, conflict, breach, default, lien, charge, encumbrance, termination or other item which would not have a Company Material Adverse Effect. Except as disclosed in Section 2.07 of the Seller Schedule, no consent of any third party to any Material Agreement is required in connection with this Agreement and the transactions contemplated hereby.

     2.08  Statutory Financial Statements.  Each Subject Entity that is an
           ------------------------------
insurance company (each, an "Insurance Company") has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed since December 1, 1995 with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authorities. Financial statements included in such statements, including amendments and the notes thereto (the "Statutory Financial Statements"), were prepared in conformity in all material respects with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority ("SAP") consistently applied for the periods covered thereby. The Statutory Financial Statements, including, without limitation, the provisions made therein for investments and the valuation thereof, reserves, policy and contract claims, together with the notes, exhibits and schedules thereto, fairly present the statement of admitted assets, liabilities and capital and surplus of the applicable Insurance Company as of the dates thereof and the related statutory basis statements of income, changes in capital and surplus, and cash flows for the periods indicated in conformity with SAP, applied on a basis consistent with prior periods, except as set forth therein. Each such Statutory Financial Statement was in compliance in all material respects with applicable law when filed and there were no material omissions therefrom.

     2.09  GAAP Consolidated Financial Statements.  Seller has delivered or will
           --------------------------------------
deliver to Buyer, consolidated balance sheets of the Company and its subsidiaries as of December 31, 1997, September 30, 1998, and December 31, 1998, and the related consolidated statements of income, comprehensive income, cash flows and shareholders' equity for the years ended December 31, 1997 and 1998 and the related statement of income for the nine months ended September 30, 1998, and in the case of the December 31, 1997 and 1998 financial statements the notes related to each of the foregoing (the "GAAP Consolidated Financial Statements"). The GAAP Consolidated Financial Statements have been prepared or will be prepared in conformity with GAAP consistently applied and present fairly, or will present fairly in all material respects, the consolidated financial position of the Company and results of its operations. Such GAAP Consolidated Financial Statements properly reflect and make adequate provision for or will properly reflect and make adequate provision for (a) the carrying value of investments, (b) balances due from policyholders, agents and reinsurers net of any valuation allowance, (c) deferred policy acquisition costs, (d) reserves for losses, loss adjustment expenses and unearned premiums, (e) current and deferred Taxes (as defined in Section 2.17), (f) guaranty fund assessments, and (g) other liabilities, including, but not limited to, accrued audit and legal fees, accrued salary, bonus, vacation, sick pay, and post-retirement benefits other than pensions. Transactions with reinsurers have been or will be recorded in accordance with Statement of Financial Accounting Standards No. 113, "Accounting and Reporting for Reinsurance of Short-duration and Long-duration Contracts."

     2.10  Absence of Certain Changes.  Since September 30, 1998, except in
           --------------------------
connection with this Agreement and the transactions contemplated hereby, the Subject Entities have conducted their respective businesses only in, and have not engaged in any material transaction other than in, the ordinary course of such businesses consistent with past practice and there has not been (i) any change in the business, assets, financial condition or results of operations of the Subject Entities or any development or combination of developments of which Seller has knowledge, that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect, (ii) any material change by any Subject Entity in accounting principles, practices or methods, other than as required by changes in GAAP or statutory accounting principles or practices prescribed by insurance regulatory authorities, or (iii) any change by any Subject Entity in the actuarial, investment, reserving, underwriting, or claims administration policies, practices, procedures, methods, assumptions or principles applied by such Subject Entity in conducting its business in the usual and ordinary course other than as required by law or regulatory authority.

     2.11  Properties.
           ----------

           (A) Real Estate and Mortgages. Section 2.11(A) of the Seller Schedule
               -------------------------
     sets forth a list and summary description of (a) all real property owned by the Subject Entities and all buildings and other structures located on such real property, (b) all leases, subleases or other agreements under which any Subject Entity is the lessor or lessee of any real property, (c) all unexpired options held by any Subject Entity or contractual obligations on its part to purchase or acquire any interest in real property, (d) all unexpired options granted by any Subject Entity or contractual obligations on its part to sell or dispose of any interest in real property, and (e) all mortgages on properties owned by a Subject Entity, identifying all such mortgages, if any, for which deficiency notices have been issued or that are otherwise not current. Except as disclosed in Section 2.11(A) of the Seller Schedule, all such leases, subleases, options and other agreements are in full force and effect and no written notice of any default thereunder has been received, except where the failure to be in full force and effect and except where any such default would not have a Company Material Adverse Effect.

           (B) Investment Securities. Section 2.11(B) of the Seller Schedule
               ---------------------
     sets forth, as of the date of this Agreement, the common stock, preferred stock, bonds, notes, mortgage loans, limited partnerships interests, and other securities and investments owned or held by the Subject Entities ("Investments"). The Investments are evidenced by appropriate written instruments and certificates (except where in non-certificated form), and, to the knowledge of Seller, are valid and genuine in all material respects and are enforceable in accordance with their terms against all persons against whom they purport to create an obligation, subject to bankruptcy, receivership, insolvency, reorganization, moratorium, or other similar laws affecting or relating to creditors' rights generally and subject to general principles of equity. Except as disclosed in Section 2.11(B) of the Seller Schedule, all Investments that are held by an Insurance Company constitute admitted assets of the holder pursuant to applicable insurance laws. Except as disclosed in Section 2.11(B) of the Seller Schedule, none of the obligors in respect of such Investments is in default in the payment of principal, interest or other required distributions.

           (C) Title to Property. Except as disclosed in Section 2.11(C) of the
               -----------------
     Seller Schedule, the Subject Entities have good and valid title to all real properties and Investments reflected as owned by them in Sections 2.11(A) and 2.11(B) of the Seller Schedule, all other assets and properties reflected in the GAAP Consolidated Financial Statements for the period ended September 30, 1998 and all other assets and properties acquired subsequent to such date (except assets and properties disposed of in the ordinary course of business subsequent to such date), in each case free of all mortgages, liens, charges and encumbrances of any nature whatsoever, other than (i) liens for Taxes not yet due and payable and (ii) such minor liens, charges and encumbrances as, in the aggregate, do not and would not if asserted have a Company Material Adverse Effect.

           (D) Condition of Property. All real properties, equipment, fixtures,
               ---------------------
     and other tangible properties owned, leased or used by the Subject Entities in their respective businesses are in good operating condition and repair, ordinary wear and tear excepted, and are, and at the Closing will be, available for the operation of such businesses as now being conducted, except where the failure to be in such condition and repair or to be so available would not have a Company Material Adverse Effect.

     2.12  Environmental Laws.  Except as disclosed in Section 2.12 of the
           ------------------
Seller Schedule, the Subject Entities have conducted and are conducting their businesses in compliance in all material respects with all applicable federal, state, and local laws, regulations and requirements currently in force relating to the protection of the environment ("Environmental Laws") and there is no pending, or, to the knowledge of Seller, threatened, civil or criminal litigation, written notice of violation, or administrative proceeding relating to such Environmental Laws involving any Subject Entity which would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of Seller, there is no condition existing with respect to the release, emission, discharge or presence of hazardous substances in connection with the business or properties of any Subject Entity which would subject any of them to any proceeding under such Environmental Laws or would otherwise have a Company Material Adverse Effect. The Subject Entities have received all approvals, consents, licenses, and permits with respect to environmental matters necessary to carry on their respective businesses substantially as currently conducted, other than any such approvals, consents, licenses or permits the failure of which to receive would not, individually or in the aggregate, have a Company Material Adverse Effect.

     2.13  Proprietary Rights.  Section 2.13 of the Seller Schedule discloses
           ------------------
all the trademarks, trade names and service marks (and all registrations and applications with respect thereto) and all material computer software (collectively the "Proprietary Rights") used in the businesses of the Subject Entities. To the knowledge of Seller, except as otherwise disclosed in such Section, the Subject Entities own or are duly licensed or otherwise authorized to use all of such Proprietary Rights. To the knowledge of Seller, such Proprietary Rights as used by the Subject Entities in their respective businesses do not violate or infringe upon the proprietary rights of any third party. There is no claim, action, proceeding or investigation pending or, to the knowledge of Seller, threatened, against any of the Subject Entities with respect to any such Proprietary Rights which claim, action, proceeding or investigation would reasonably be expected to have a Company Material Adverse Effect.

     2.14  Agreements.  Except for this Agreement and as set forth in Section
           ----------
2.14 of the Seller Schedule, and other than any Plans (as defined in Section 2.19), none of the Subject Entities is a party to or is bound by any (i) written contract for the employment of any officer, director or employee with annual compensation in excess of $100,000 which pursuant to its terms is not terminable without liability on 30 days' (or less) notice or which provides for any further payments following such termination, or contract with a former officer, director or employee pursuant to which payments are required to be made at any time following the date hereof, (ii) stock ownership, profit sharing, bonus, deferred compensation, severance pay, pension, retirement or similar plan or agreement,
(iii) mortgage, indenture, note or installment obligation or other instrument for or relating to any borrowing of money, (iv) guaranty of any obligation for borrowings or otherwise, other than insurance policies, bonds, or other contracts in connection with the conduct of the insurance business of the Insurance Companies in the ordinary course, (v) agreement or arrangement for the sale or lease of any material amount of the assets or business of any Subject Entity or for the grant of preferential rights with respect thereto, (vi) agreement or contract with any labor union or association representing any employee, (vii) material agreement or contract with or for the benefit of any Insurance Producer (as defined in Section 2.24) other than pursuant to the forms of agreement described or included in Section 2.24 of the Seller Schedule, or
(viii) any Material Agreement not otherwise described above. All contracts, plans, mortgages, indentures, notes, installment obligations, guaranties, treaties and other agreements disclosed in Section 2.14 of the Seller Schedule are in full force and effect, and no Subject Entity, nor, to the knowledge of Seller, any other party thereto, is in default in any material respect as to any provision thereof, and, except as disclosed in such Section 2.14, no party thereto may terminate any of such agreements or other instruments by reason of the transactions contemplated by this Agreement.

     2.15  Litigation.  There is no suit, action or proceeding pending or, to
           ----------
the knowledge of Seller, threatened against or affecting any of the Subject Entities which would, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect, nor is there any judgment, verdict, decree, injunction, rule or order of any court, governmental entity or arbitrator outstanding against any of the Subject Entities which would, individually or in the aggregate, have a Company Material Adverse Effect.
Section 2.15 of the Seller Schedule sets forth a description of (i) each lawsuit in which punitive, exemplary or other extra-contractual damages are sought against a Subject Entity, and (ii) each lawsuit not involving insurance policies assumed, reinsured or issued by a Subject Entity.

     2.16  Compliance with Laws.  Each Subject Entity has complied with all
           --------------------
laws, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, foreign or otherwise) applicable to its businesses, except where the failure to have so complied would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as disclosed in Section 2.16 of the Seller Schedule, neither Seller nor any Subject Entity has received any written notification of any asserted material failure by a Subject Entity to comply with any of such laws.

     2.17  Taxes.
           -----

           (A) Each of the Subject Entities (i) has filed, or caused to be filed, with the appropriate taxing authority all material Tax Returns (as hereafter defined) required to be filed on or before the date hereof (giving effect to any valid extension of time), and such Tax Returns were true, correct and complete in all material respects when filed, and (ii) has paid or caused to be paid in full, or has made or will make adequate provision in the appropriate GAAP Consolidated Financial Statements and the Prior Month-End Balance Sheet, for all material Taxes (as hereafter defined) shown to be due on such Tax Returns. There are no material liens for Taxes upon the assets of any of the Subject Entities except for statutory liens for current Taxes not yet due.

           (B) The United States federal income Tax Returns in which any Subject Entity has joined have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through December 31, 1994. As of the date hereof, except as described in
     Section 2.17 of the Seller Schedule, neither Seller nor any of the Subject Entities has given, or been requested in writing to give, waivers or extensions of any statute of limitations relating to any material Tax Returns filed by or on behalf of any of the Subject Entities.

          (C) All tax sharing agreements between the Subject Entities, on the one hand, and Seller and its affiliates (other than the Subject Entities), on the other hand, shall be terminated effective at Closing, and the Subject Entities shall not be bound thereby and shall have no liability after the Closing for amounts due or arising thereunder, other than in respect of any Taxes (due or refundable) which are attributable to a pre-Closing Tax period.

          (D) The GAAP Consolidated Financial Statements and the Prior Month-End Balance Sheet reflect or will reflect an adequate accrual for all material Taxes due and accrued, or deferred in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," based on all activity prior to and including the date of such financial statements.

     For purposes of this Agreement, the term "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, premium or privilege, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority (domestic or foreign) upon any Subject Entity and the term "Tax Returns" shall mean all returns, declarations, reports, estimates, and statements, regarding Taxes, required to be filed under United States federal, state, local or any foreign laws.

     2.18 Related Party Transactions.  Except as disclosed in Section 2.18 of
          --------------------------
the Seller Schedule, no Subject Entity has made any loan to any director, officer, employee, or affiliate of Seller or any of its direct or indirect subsidiaries (including the Subject Entities) which remains outstanding, nor has any Subject Entity entered into any agreement for the purchase or sale of any property or services from or to any such director, officer, employee or affiliate.

     2.19 Employee Benefit Plans.
          ----------------------

          (A) Section 2.19 of the Seller Schedule sets forth a true and complete list of each material employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and each other material plan, arrangement and agreement providing employee benefits (collectively the "Plans"), that covers current or former employees of any of the

     Subject Entities (the "Employers") and is presently maintained by any of them or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Employers would be deemed a "single employer" within the meaning of Section 4001 of ERISA. None of the Plans is a "multi-employer plan," as defined in Section 3(37) of ERISA.

          (B) Each of the Plans and any related trust agreement, group annuity contract, insurance policy or other funding arrangement, is in substantial compliance both in form and operation with all applicable provisions of law, including the IRC (as defined below), ERISA and the Age Discrimination in Employment Act. Neither Employers nor any ERISA Affiliate currently maintains or sponsors a defined benefit pension plan as defined in Section 414(j) of the Internal Revenue Code of 1986, as amended ("IRC"), and to the knowledge of Seller neither Employers nor any ERISA Affiliate, except as disclosed in Section 2.19 of the Seller Schedule, has ever maintained or sponsored any such plan that could give rise to any liability against Employers.

          (C) No excise tax or penalty (federal or state) is owed by any person (including, but not limited to, any Plan, any Plan fiduciary, Employers and ERISA Affiliates) with respect to the operations of, or any transactions with respect to, any Plan, including, but not limited to, the civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the IRC or the tax imposed under
     Section 4978 of the IRC. No reserve for any excise taxes or penalties has been established with respect to any Plan, nor has any advice been given to any person with respect to the need to establish such a reserve.

          (D) There are no material (i) actions, suits, arbitrations or claims (other than routine claims for benefits), (ii) legal, administrative or other proceedings or governmental investigations or audits, or (iii) complaints to or by any governmental entity, which are pending or, to the knowledge of Seller, anticipated or threatened, against the Plans or their assets.

          (E) Neither Employers nor any ERISA Affiliate provides or, to Seller's knowledge, has ever provided post-retirement medical or life insurance benefits to any present or former employees of Employers, other than COBRA continuation benefits required by ERISA, the IRC or state continuation coverage laws and employee conversion of life insurance benefits to an individual policy.

     2.20 Insurance.  All material tangible and real properties of the Subject
          ---------
Entities are covered by valid and currently effective insurance policies.
Section 2.20 of the Seller

Schedule contains a list of all insurance policies covering the Subject Entities, including the identity of the named insured and all loss payees. Except as otherwise identified in Section 2.20 of the Seller Schedule and except where the failure to be in full force and effect would not have a Company Material Adverse Effect, all insurance policies listed on such schedule will remain in full force and effect through the Closing Date.

     2.21  Insurance Business.  Each Insurance Company has all requisite power
           ------------------
and authority to carry on its insurance business pursuant to and to the extent of the certificates of authority issued under the laws of the jurisdictions listed in Section 2.21 of the Seller Schedule. Such Section indicates the line or lines of insurance which are permitted to be written with respect to each certificate of authority listed. Except as otherwise described in such Section and except as a result of the transactions contemplated hereby, no certificate of authority identified therein has been revoked, restricted, suspended, limited or modified, nor is any certificate of authority the subject of, nor to the knowledge of the Seller is there a basis for, a proceeding for revocation, restriction, suspension, limitation or modification, nor is any Insurance Company operating under any formal or informal agreement or understanding with the licensing authority of any jurisdiction which restricts its authority to do business or requires it to take, or refrain from taking, any action (or, in the case of an agreement or understanding arising between the date hereof and the Closing, any material action). Section 2.21 of the Seller Schedule identifies each pending application for a certificate of authority submitted by or on behalf of an Insurance Company and specifies the jurisdiction in which each application is pending, the date of submission, the line or lines of business for which authority is sought and the current status of such application.

           Except as disclosed in Section 2.21 of the Seller Schedule, (i) all policies of insurance issued, reinsured or assumed by each Insurance Company now in force are, in all material respects to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection and (ii) any premium rates required to be filed with or approved by insurance regulatory authorities have been so filed or approved in all material respects, and premiums charged conform in all material respects thereto.

           Each Insurance Company has timely paid in full all guaranty fund and other residual market assessments required by any regulatory authority to be paid by it except for any failures to pay which would not, individually or in the aggregate, have a Company Material Adverse Effect.

     2.22  Reinsurance; Pools, etc.
           ------------------------

           (A) Section 2.22(A) of the Seller Schedule discloses all reinsurance treaties or agreements to which any of the Insurance Companies is a party or is a named reinsured or is the reinsurer, or was a party or was a named reinsured or was the reinsurer. Except as disclosed in such Section, all such treaties or agreements are in full force and effect through the respective dates noted in such Section and no disputes are pending or asserted in writing under any such treaties or agreements. None of the Insurance Companies is in default under any treaty or agreement listed in such Section nor, to the knowledge of Seller, is any other party in default thereunder except as disclosed in such Section. Except as disclosed in
     Section 2.22(A) of the Seller Schedule, no party may terminate any such treaties or agreements by reason of the transactions contemplated by this Agreement.

           (B) Section 2.22(B) of the Seller Schedule discloses all pooling agreements, assigned risk pools, joint underwriting associations or similar arrangements and all fronting arrangements under which any Insurance Company is now or, to the knowledge of Seller, has in the past been a participant.

     2.23  Regulatory Filings.  Each Insurance Company has filed all reports,
           ------------------
statements, documents, registrations, filings or submissions required to be filed by it with any governmental or regulatory body, except (i) those with respect to which the imposition, levy or collection of all fines, penalties, assessments, taxes, forfeitures, money judgments or sanctions of any type are barred by statutes of limitation, (ii) with respect to which the failure to so file, individually and in the aggregate, has not and would not have a Company Material Adverse Effect, and (iii) as otherwise agreed to in writing by the applicable governmental or regulatory body. Except as disclosed in Section 2.23 of the Seller Schedule, (A) all such registrations, filings and submissions were in material compliance with applicable law when filed, and (B) no material deficiencies have been asserted in writing by any such governmental or regulatory body with respect to such registrations, filings and submissions that have not been satisfied. Except as may be required for the transactions contemplated by this Agreement, each Insurance Company has duly filed with appropriate insurance authorities, to the extent that filing of the same is required by laws, rules or regulations, all annual and quarterly statements and other material statements, documents and reports (including, without limitation, any filings required under applicable state insurance holding company systems acts) required by the insurance and other applicable laws of its state of domicile and in each of the states in which it is licensed to conduct an insurance business. All such statements and filings were correct in all material respects as of the date filed (or, if the statement or filing covers a period of time prior to the date of filing, as of such date), and there are no material omissions therefrom. Section 2.23 of the Seller Schedule sets forth all reports of examination (including, without limitation, all financial examinations and market conduct examinations) issued since December 1, 1995 by any department of insurance or regulatory body with respect to each Insurance Company. Such Section contains a copy of each written notice by an issuer of any such report to an Insurance Company that the issues raised in any such report have been resolved.

     2.24  Insurance Producers.  All contracts between an Insurance Company and
           -------------------
its insurance agents, managers, brokers, managing general agents and all other insurance producers (collectively "Insurance Producers") listed or required to be listed in Section 2.14 of the Seller Schedule are in full force and effect, except for any failures to be in full force and effect as would not, individually or in the aggregate, have a Company Material Adverse Effect. No Insurance Company is, and to the knowledge of Seller, none of the Insurance Producers are, in default in any material respect under any such contract. Set forth in Section 2.24 of the Seller Schedule is a true and correct (i) summary description of all material compensation arrangements with the Insurance Producers and (ii) a list of all managing general agents appointed by any Insurance Company. To the knowledge of Seller, each of the Insurance Producers is duly licensed in every jurisdiction in which such licensing is required by law to solicit, negotiate, effect, renew or bind policies of insurance, or otherwise to act as an insurance agent, broker, producer or managing general agent (as the case may be), and is in full compliance with applicable laws governing the activities of the Insurance Producers, except for any failures to be duly licensed or in full compliance as would not, individually or in the aggregate, have a Company Material Adverse Effect.

     2.25  Bank Accounts.  Section 2.25 of the Seller Schedule sets forth the
           -------------
name of each bank, trust company, safe deposit company, broker or dealer in or with which any Subject Entity has or at the Closing will have an account or safe deposit box and the names of all persons authorized to draw thereon, give instructions with respect thereto, or to have access thereto.

     2.26  Minute Books.  The minute books of each Subject Entity contain true
           ------------
and complete minutes of all meetings of its board of directors, board committees and shareholders and any written consents in lieu of such meetings since December 1, 1995.

     2.27  Powers of Attorney; Guarantees.  Except as disclosed in Section 2.27
           ------------------------------
of the Seller Schedule, no Subject Entity has any obligation to act under any outstanding power of attorney or any obligation or liability, either accrued, accruing or contingent, as guarantor, surety, co-signer, endorser (other than for purposes of collection in the ordinary course of business), co-maker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

     2.28  Charter County Mutual.  Charter County Mutual (i) is a Texas county
           ---------------------
mutual insurance company that is duly organized, validly existing and in good standing under the laws of the State of Texas, (ii) has all requisite corporate power and authority to own or lease and operate its properties and assets and carry on its business as now being conducted, (iii) transacts no business outside of the State of Texas, (iv) is a party to a general agency managerial agreement with NCM (the "NCM Agreement") and a quota share reinsurance agreement with CIC (the "CIC Agreement"), each of which is currently, and will at Closing be, in full force and effect and a valid and binding agreement, enforceable against the parties in accordance with its terms, and (v) is not a party to any agreements with Seller or any of its direct or indirect subsidiaries (including the Subject Entities) except for the NCM Agreement and the CIC Agreement.

     2.29  Investment Advisors.  Except as identified in Section 2.29 of the
           -------------------
Seller Schedule, none of the Subject Entities has any written or oral agreement or arrangement with, or utilizes the services of, any investment advisors or consultants.

     2.30  Year 2000.  The computer software and hardware, used by the Subject
           ---------
Entities in the operation of their businesses are capable of providing or are in the process of being adapted or replaced to accurately record, store, process and present calendar dates falling on or after January 1, 2000, as well as date-dependent data, without degradation of the functionality or performance of such software or hardware, which would have a Company Material Adverse Effect.
Section 2.30 of the Seller Schedule lists all material computer software and hardware used by the Subject Entities in operation of their businesses and summarizes for such software and hardware, taken as a whole, their overall state of readiness and estimated costs of remediation within the meaning of Release No. 33-7558, dated August 4, 1998, of the Securities and Exchange Commission, regarding disclosure of Year 2000 issues. None of the Subject Entities has made any express written warranties to any third parties relating to the Year 2000 readiness of such Subject Entities, which warranties would reasonably be expected to have a Company Material Adverse Effect. None of Seller or any of the Subject Entities has received written notice that any vendor or other provider of services upon which any of the Subject Entities is materially dependent will not be Year 2000 compliant on a timely basis. None of the Subject Entities has written or, to the knowledge of Seller, reinsured any insurance policies that create a material exposure to either property or liability claims for Year 2000 failures. Section 2.30 of the Seller Schedule describes all Year 2000 coverage exclusions that have been, or are contemplated to be, incorporated in insurance policies written or reinsured by any of the Subject Entities.

     2.31  Directors and Officers.  The persons listed on Section 2.31 of the
           ----------------------
Seller Schedule (the "Directors and Officers Schedule") constitute, and at the Closing will constitute, all of the directors and officers of the Subject Entities.

     2.32  Charter General Agency, Inc.  CGA (i) is a Texas corporation duly
           ---------------------------
organized, validly existing and in good standing under the Texas Business Corporation Act or the Texas Professional Corporation Act, as applicable, (ii) has its principal place of business in the State of Texas, and (iii) has as one of its purposes the authority to act as an agent, general agent, local recording agent or managing general agent ("Agent"), as the case may be, under Texas insurance laws. CGA possesses a license to act as an Agent issued by the Texas Department of Insurance.

     2.33  Missouri Home Service Business.  None of the Subject Entities has (i)
           ------------------------------
written, reinsured or otherwise acquired any home service life insurance policies currently in force and covering lives in the State of Missouri, or (ii) any home service insurance agents operating in the State of Missouri.

     2.34  Disclosure.  To the knowledge of Seller, no representation or
           ----------
warranty of Seller and no statement or information relating to the Subject Entities or their respective businesses or properties contained in (i) this Agreement, (ii) the Seller Schedule, or (iii) any certificate, schedule, list or other document furnished or to be furnished by Seller to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made herein or therein, in light of the circumstances in which they were made, not misleading.

3.   REPRESENTATIONS AND WARRANTIES OF BUYER
     ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     3.01  Organization of Buyer.  Buyer is a corporation duly organized,
           ---------------------
validly existing and in good standing under the laws of the State of Delaware:

     3.02  Authorization.  Buyer has all requisite corporate power and authority
           -------------
to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Buyer or any of its affiliates to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     3.03  Defaults and Conflicts.  Subject to the receipt of all consents and
           ----------------------
approvals contemplated by this Agreement, neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the fulfillment of and compliance with the terms and provisions hereof will (i) violate any judicial, administrative or arbitral order, writ, award, judgment, injunction or decree involving Buyer, (ii) conflict with the terms, conditions or provisions of the certificate of incorporation or by-laws of Buyer, (iii) conflict with, result in a breach of, constitute a default under or accelerate or permit the acceleration of the performance required by, any indenture or any material agreement or other material instrument to which Buyer is a party or by which Buyer is bound, (iv) result in the creation of any lien, charge or encumbrance upon any of the assets of Buyer under any such agreement or instrument, or (v) terminate or give any party thereto the right to terminate any such indenture, agreement or instrument. No consent of any third party to any indenture or any material agreement or other material instrument to which Buyer or any of its affiliates is a party is required in connection with the execution and delivery of this Agreement.

     3.04  Acquisition for Investment.  Buyer is acquiring the Shares for its
           --------------------------
own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended.

     3.05  Consents and Approvals.  Except for the consents and approvals listed
           ----------------------
on the schedule thereof attached hereto (the "Buyer Consent Schedule"), and except for such filings, permits, authorizations, consents or approvals, the failure of which to obtain or make would not, individually or in the aggregate, have a Company Material Adverse Effect or delay or restrict the consummation of the transactions contemplated hereby, no filing with, and no permit, authorization, consent or approval of, any public body or authority is necessary for the consummation by Buyer and its affiliates of the transactions contemplated by this Agreement.

     3.06  Funds Available.  Buyer has, and at all times through the Closing
           ---------------
will have, available to it sufficient funds to consummate its purchase of the Shares and the other transactions contemplated hereby.

4.   ACCESS.
     ------

     Subject to applicable law, Seller shall afford to the officers, employees and authorized representatives of Buyer and its affiliates reasonable access, during normal business hours and upon reasonable notice, to the offices, properties, senior management, books and records of the Subject Entities; provided, however, that such access does not unreasonably disrupt the normal
--------  -------
business operations of Seller or the Subject Entities. Seller shall furnish Buyer with such additional financial and operating data and other information as to the assets, properties, and business of the Subject Entities as Buyer may from time to time reasonably request. Seller shall cause the Subject Entities to consent to the review by the officers, employees and authorized representatives of Buyer and its affiliates of the reports and working papers of the Subject Entities' independent auditors and to discussions by the officers, employees and authorized representatives of Buyer and its affiliates with such independent auditors.

5.   COVENANTS OF SELLER
     -------------------

     5.01  Ordinary Course.  Except with respect to the Related Transactions and
           ---------------
as otherwise expressly contemplated or permitted hereunder, between the date hereof and the Closing, Seller shall cause the business of the Subject Entities to be conducted in the ordinary course of business and consistent with past practices.

     5.02  Liabilities.  Between the date hereof and the Closing, without the
           -----------
prior written consent of Buyer, Seller shall not permit any of the Subject Entities to incur or to become subject to any material liability or obligation (absolute, contingent or otherwise) (including, without limitation, any surplus notes) except (i) as set forth in Section 5.02 of the Seller Schedule; (ii) liabilities or obligations incurred in the ordinary course of business (other than bank indebtedness in excess of the bank indebtedness of the Company outstanding on the date hereof, which excess shall not be deemed in the ordinary course of business); (iii) as required by law or regulatory authority or as contemplated hereunder; and (iv) other liabilities which shall not exceed $250,000 in the aggregate. Nothing contained herein shall restrict Seller from causing the Company to repay outstanding Indebtedness prior to the Closing.

     5.03  Changes in Stock.  Between the date hereof and the Closing, without
           ----------------
the prior written consent of Buyer, Seller shall not permit any of the Subject Entities to (i) make any change in its authorized capital stock, (ii) issue any stock, options, warrants, or other rights calling for the issue, transfer, sale or delivery of its capital stock or other securities, (iii) pay any stock dividend or make any reclassification in respect of its outstanding shares of capital stock, (iv) issue, sell, exchange or deliver any shares of its capital stock (or securities convertible into or exchangeable, with or without additional consideration, for such capital stock), or (v) purchase or otherwise acquire for consideration any outstanding shares of its capital stock.

     5.04  New Agreement.  Except (i) in the ordinary course of business or (ii)
           -------------
as required by law or regulatory authority or (iii) as contemplated hereunder, between the date hereof and the Closing, Seller shall not permit any of the Subject Entities to, without the prior written consent of Buyer, amend in any material respect or enter into any contract, agreement or other instrument of the types described in Section 2.14 hereunder or increase the salary or base compensation of, or pay any bonus or make any special awards to, or amend any compensation agreements of, any of the directors, officers, employees, agents or affiliates of the Subject Entities other than in accordance with regularly scheduled periodic increases in accordance with past practices or as disclosed in Section 5.04 of the Seller Schedule. Except as required by law or regulatory authority Seller shall not, and shall cause NCM not to, terminate, cancel, amend, modify or otherwise alter the existing General Managerial Contract between NCM and Charter County Mutual under which NCM controls Charter County Mutual.

     5.05  Consents.  Seller shall, as soon as practicable, prepare or cause to
           --------
be prepared and make all necessary filings with all governmental or regulatory bodies or other entities and shall use its reasonable best efforts to obtain all consents, waivers, approvals, authorizations, rulings or orders from all governmental or regulatory bodies or other entities listed on the Seller Consent Schedule and furnish true, correct and complete copies of each thereof to Buyer. Prior to the Closing, Seller shall (and shall cause each of the Subject Entities to) use its reasonable best efforts to obtain any required consents of the parties to any Material Agreements.

     5.06  Notice.  Between the date hereof and Closing, Seller shall give
           ------
prompt notice to Buyer of (i) any notice or other communication received by Seller or any of the Subject Entities relating to a default or event which, with notice or lapse of time or both, would become a default, under any of the Subject Entities' articles of incorporation, by-laws or comparable governing instruments, or any Material Agreement, (ii) any notice or other communication received by any of the foregoing from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby, (iii) any circumstances of which Seller or any Subject Entity becomes aware that is reasonably likely to have a Company Material Adverse Effect, and (iv) any matter which, if it had occurred prior to the date hereof, would have been required to be included on the Seller Schedule.

     5.07  Other Transactions.  From the date of this Agreement to the Closing,
           ------------------
except for the Related Transactions, none of Seller, any Subject Entity nor any other affiliate of Seller shall, nor shall they permit any of their respective officers, directors, stockholders or other representatives to, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than Buyer, its affiliates and their representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving the Subject Entities. In the event that Seller, any Subject Entity or any other affiliate of Seller receives a proposal relating to any such transaction, Seller shall promptly notify Buyer of such proposal.

     5.08  Employee Matters.
           ----------------

           (A) Transfer of Continuing Employees. On or prior to the Closing
               --------------------------------
     Date, subject to the receipt of any necessary regulatory approvals, Seller shall cause (i) the transfer to VIC of all employees of Valley Pacific located in California, and (ii) the transfer to WMIC of all employees of Fund American or its affiliates (other than the Subject Entities) who provide services to WMIC on a substantially full time basis. Each of such transfers is hereafter collectively referred to as the "Employee Transfer."

           (B) Seller Employee Obligations. Seller shall cause each of the
               ---------------------------
     Subject Entities to take such actions as are necessary to terminate the participation by the Subject Entities in the Valley Insurance Companies Long Term Incentive Plan, the Charter Insurance Companies Long Term Incentive Plan, the Valley Insurance Companies Annual Incentive Plan, the Charter Insurance Companies Annual Incentive Plan, the Fund American Enterprises Holdings, Inc. Long Term Incentive Plan, the Valley Group, Inc. Voluntary Salary Reduction Agreement and the employee benefit plans of Seller and White Mountains Holdings, Inc. in which any of them participates, effective no later than the close of business on the Closing Date. Following the Closing, Seller shall indemnify Buyer and its affiliates against any Loss or Losses (as defined in Section 14.01) (including funding deficiencies) arising under or in respect of any employee benefit plan maintained or sponsored by any Subject Entity and for any COBRA continuation coverage provided by any of the same, in each case to the extent those liabilities, obligations and costs arise out of events or circumstances prior to the Closing. Following the Closing, Buyer shall be solely responsible for, and shall indemnify Seller and its affiliates other than the Subject Entities against any Loss or Losses arising under or in respect of any employee benefit plan maintained or sponsored by any Subject Entity and for any COBRA continuation coverage provided by any of the same to the extent those liabilities, obligations and costs arise out of events or circumstances subsequent to the Closing.

     5.09  December 31, 1998 Financial Statements.  As soon as practicable, but
           --------------------------------------
no later than the later of March 2, 1999 or the filing thereof with insurance regulatory authorities, Seller shall provide to Buyer the Statutory Financial Statements of each of the Insurance Companies for the year ended December 31, 1998, as filed with the departments of insurance of their respective states of domicile, which shall be prepared in a manner consistent with the requirements for Statutory Financial Statements specified in Section 2.08 above (the December 31, 1998 Statutory Financial Statements"). In the event the Closing occurs on or after March 31, 1999, Seller shall provide Buyer with the GAAP Consolidated Financial Statements for the year ended December 31, 1998, which shall be prepared in a manner which is consistent with the requirements for GAAP Consolidated Financial Statements specified in Section 2.09 above together with the actual audit opinion from the Company's independent auditors. The loss and loss adjustment expense reserve amount shown on the December 31, 1998 Statutory Financial Statements shall be determined in accordance with SAP.

     5.10  Intercompany Agreements and Balances.  As of or prior to the Closing,
           ------------------------------------
other than in respect of Taxes, Seller shall cause all intercompany balances between or among the Subject Entities, on the one hand, and Seller and any of the other affiliates of Seller, on the other hand, to be settled. Except as contemplated by this Agreement, at or prior to the Closing, Seller shall terminate, or cause to be terminated, each contract between or among the Subject Entities, on the one hand, and Seller and any of the other affiliates of Seller, on the other hand.

     5.11  Name Change.  No later than six (6) months after the Closing Date,
           -----------
Seller shall cause Valley National to amend its articles of incorporation, to change its corporate name and its doing business designations, in each state where it is qualified to do business, to a different name that does not include the word "Valley" in any form. Seller shall forthwith thereafter notify Buyer of such changes and provide copies of all documents filed in connection therewith. In addition, six (6) months after the Closing, Seller and its affiliates shall cease using the name "Valley Group" or "Charter Group" in any manner for commercial purposes.

     5.12  Cooperation.  Seller shall execute such documents and other papers,
           -----------
provide such information, and take such further actions as may be reasonably requested by Buyer to carry out the provisions hereof and to consummate the transactions contemplated hereby. Seller shall use its reasonable best efforts to obtain, or assist Buyer in obtaining, all applicable regulatory approval of the reinsurance transaction described in Section 1.03(A)(i)(2).

     5.13  Conditions Precedent.  Seller shall use its reasonable best efforts
           --------------------
to cause all of the conditions precedent to the consummation of the transactions contemplated by this Agreement applicable to it to be met.

     5.14  Shareholder Vote.  Seller will cause its subsidiary, White Mountains
           ----------------
Holdings, Inc., and/or each transferee permitted under Section 17.04, to vote all of its shares in the Company in favor of the sale of the Shares to Buyer and will not permit White Mountain Holdings, Inc. to transfer any of its shares in the Company to any other person or entity prior to Closing (except to the extent permitted under Section 17.04).

     5.15  Termination of Investment Advisor Agreement.  Seller agrees to cause
           -------------------------------------------
all investment advisory agreements currently in effect between it and the Subject Entities to be terminated at or prior to Closing.

     5.16  Valley National.  The Company and VIC have entered into a definitive
           ---------------
agreement, dated October 19, 1998, with Executive Risk Indemnity, Inc. ("ERII") providing for the sale of all of the outstanding capital stock of Valley National to ERII following the reinsurance cession of all of the insurance business of Valley National to certain Subject Entities (the "Valley National Sale Agreement"). Seller hereby agrees to indemnify, defend and hold Buyer and its affiliates harmless from and against (i) any Loss or Losses (as defined in Section 14.01)relating to or arising under the Valley National Sales Agreement and (ii) any Loss or Losses of Valley National incurred prior to the closing of the sale of Valley National pursuant to the Valley National Sale Agreement. Seller agrees to use its best efforts to cause all rights, powers and obligations under the Valley National Sale Agreement to be assigned to Seller or an affiliate of Seller (other than the Subject Entities), thereby substituting such assignee for the Company and VIC. If Seller shall determine that the sale of Valley National to ERII is unlikely to be consummated prior to the anticipated Closing Date, then Seller shall cause ownership of the stock of Valley National to be transferred to Seller or an affiliate of Seller (other than a Subject Entity), whether by dividend or otherwise, prior to the Closing Date.

     5.17  Pinnacle.  Seller hereby agrees to indemnify, defend and hold Buyer
           --------
and its affiliates (including, without limitation, following the Closing, each of the Subject Entities) harmless from and against (i) any Loss or Losses relating to or arising under the Pinnacle Acquisition Agreement and (ii) any Loss or Losses of Pinnacle incurred prior to the Closing Date. Seller agrees to use its reasonable best efforts to cause all rights, powers and obligations under the Pinnacle Acquisition Agreement to be assigned to Seller or an affiliate of Seller (other than the Subject Entities) in full substitution for Charter. In the event that Charter acquires Pinnacle prior to the Closing Date, Seller shall use its reasonable best efforts to cause ownership of the stock of Pinnacle to be transferred to Seller or an affiliate of Seller (other than a Subject Entity), whether by dividend or otherwise, prior to the Closing Date.

6.   COVENANTS OF BUYER.
     ------------------

     6.01  Consents.  Buyer shall, as soon as practicable, prepare and make all
           --------
necessary filings with all governmental or regulatory bodies or other entities and shall use its reasonable best efforts to obtain all consents, waivers, approvals, authorizations, rulings or orders from all governmental or regulatory bodies or other entities listed on the Buyer Consent Schedule and furnish true, correct and complete copies of each to Seller.

     6.02  Employee Matters.  Immediately following the Closing, Buyer shall
           ----------------
cause the Subject Entities to continue the employment of all employees thereof (including those employees subject to the Employee Transfer) at the same base pay and on terms and conditions not materially less favorable to such employees than those provided for immediately prior to the Closing. In addition, Buyer will give each such person credit for all accrued but unused vacation and paid time off that each such person had with Seller up through the Closing Date. Nothing herein shall be construed as a change in the status of any such employees as employees at will.

     6.03  Name Change.  No later than six months after the Closing Date, Buyer
           -----------
shall cause WMIC to amend its articles of incorporation, to change its corporate name and its doing business designation, in each state where it is qualified to do business, to a different name that does not include the words "White Mountains" in any form. Buyer shall forthwith thereafter notify Seller of such changes and provide copies of all documents filed in connection therewith. In addition, after June 30, 1999, Buyer and its affiliates shall cease using the name "White Mountains" in any manner for commercial purposes. It is understood and agreed that Seller shall retain all right, title and interest in and to the "White Mountains" name.

     6.04  Cooperation.  Buyer shall execute such documents and other papers,
           -----------
provide such information, and take such further actions as may be reasonably requested by Seller to carry out the provisions hereof and to consummate the transactions contemplated hereby.

     6.05  Conditions Precedent.  Buyer shall use its reasonable best efforts to
           --------------------
cause all of the conditions precedent to the consummation of the transactions contemplated by this Agreement applicable to it to be met.

     6.06  Confidentiality.  Buyer acknowledges that the information being
           -----------------
provided to it in connection with the purchase and sale of the Shares and the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Buyer and Gill and Roeser on behalf of Seller entered into in October, 1998 (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference as if Seller were a party thereto. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Subject Entities; provided that Buyer acknowledges that any and all other information provided to
--------
it by Seller or Seller's representatives concerning Seller or its affiliates (other than the Subject Entities) shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

     6.07  Indemnity.  Buyer will indemnify and defend Seller with respect to
           ---------
the following claims: (1) any claim by an employee of any Subject Entity that he or she was not employed as provided in Section 6.02 this Agreement; (2) any claim for payment of vacation or paid time off accrued up through, as well as after, the Closing Date; and (3) any claim by any person relating to employment matters involving the Subject Entities and based on facts or circumstances occurring after the Closing Date including, but not limited to, the termination of employment of any employee of the Subject Entities after the Closing Date, the compensation and benefits such person is entitled to upon termination of employment after the Closing Date, or the compensation and benefits to which such person is entitled by virtue of his or her employment with Buyer after the Closing Date.

7.   TAX COVENANTS OF SELLER AND BUYER.
     ---------------------------------

     7.01 Seller shall prepare and file, or cause to be prepared and filed, all material Tax Returns for taxable periods ending on or prior to the Closing Date required to be filed (giving effect to any valid extensions of time) including, but not limited to, all calendar year 1998 Tax Returns and those Tax Returns for the short taxable period commencing on January 1, 1999, and ending on the Closing Date and shall pay all Taxes shown thereon to be due. Seller shall prepare such Tax Returns in a manner consistent with the Tax Returns of the Subject Entities filed prior to the Closing for taxable periods ending on or before December 31, 1997 (the "Prior Year Returns"). Buyer shall cause the Subject Entities to pay, or shall itself pay or make provisions to pay on a timely basis, all Taxes to the extent reflected as liabilities on the Closing Date Balance Sheet as adjusted in accordance with Section 7.02. Such payment will exclude any Taxes which are a result of the purchase transaction contemplated herein, in accordance with the Section 338(h)(10) election described in Section 7.09. However, the Closing Date Balance Sheet will not reflect an accrual for the Taxes which result from the Section 338(h)(10) election or other Taxes resulting from the purchase and sale of the Shares or by the Related Transactions.

     7.02 Buyer shall prepare and file, or cause to be prepared and filed, all material Tax Returns for taxable periods including (but not ending on) the Closing Date required to be filed (giving effect to any valid extensions of time) and shall pay all Taxes due with respect to such Tax Returns; provided
                                                                    --------
that Seller shall reimburse Buyer for any amount owed by Seller pursuant to
Section 14.01 within 30 days of Buyer's written notification to Seller of Seller's liability pursuant to Section 14.01. Buyer shall prepare such Tax Returns in a manner consistent with the Tax Returns of the Subject Entities filed prior to the Closing and shall furnish such Tax Returns to the Seller for the Seller's approval (which approval shall not be unreasonably delayed or withheld) at least thirty (30) days prior to the due date for filing such Tax Returns.

     All liabilities or refunds for Taxes for Tax periods covered in Sections
7.01 and 7.02 which are reflected or which should have been reflected on the Closing Date Balance Sheet shall be adjusted to their correct amount based on the Tax Returns as actually filed. Cash settlement of the difference between the accruals on the Closing Date Balance Sheet and the actual Tax Returns shall be made within 30 days of the filing of such Tax Returns.

     Any and all Taxes that arise from this stock purchase transaction in accordance with the Section 338(h)(10) election described in Section 7.09 below shall be entirely borne by Seller.

     7.03 Buyer and Seller agree to cause the Subject Entities to file all Tax Returns for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a Tax Return filed on that basis.

     7.04 Seller shall be responsible for filing any amended, consolidated, combined or unitary Tax Returns for taxable years ending on or prior to the Closing Date which are required as a result of examination adjustments made by the Internal Revenue Service or by the applicable state or local taxing authorities for such taxable years as finally determined. For those jurisdictions in which separate Tax Returns are filed by any of the Subject Entities, any required amended returns resulting from such examination adjustments, as finally determined, shall be prepared by Seller and furnished to such Subject Entity, as the case may be for approval (which approval shall not be unreasonably withheld), signature and filing at least 30 days prior to the due date for filing such returns.

     7.05 Seller, each of the Subject Entities and Buyer shall reasonably cooperate, and shall cause their respective affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller and its affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Subject Entities to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees, and agrees to cause each of the Subject Entities, (i) to use its best efforts to properly retain and maintain such records until the applicable statute of limitations has expired, and (ii) to allow Seller and its agents and representatives (and agents or representatives of any of its affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Seller's expense.

     Seller shall provide prompt notice (within thirty (30) days of receiving an Internal Revenue Service Notice of Proposed Adjustment or similar notification from any other taxing authority) to Buyer of any issue raised in any official inquiry, examination or proceeding involving any Taxes relating to any of the Subject Entities for any period prior to and including the Closing Date.

     7.06 Any refunds or credits of Taxes other than those accrued on the Closing Date Balance Sheet as adjusted pursuant to Section 7.02, of any of the Subject Entities for any taxable period ending on or before the Closing Date shall be for the account of Seller. Any refunds or credits of Taxes of any of the Subject Entities for any taxable period beginning after the Closing Date shall be for the account of the Buyer. Any refunds or credits of Taxes of any of the Subject Entities for any Straddle Period (as defined in Section 14.01) shall be equitably apportioned between Seller and Buyer as provided by Section
14.01. Buyer shall, if Seller so requests and at Seller's expense, cause any of the Subject Entities to file for and obtain any refunds or credits to which Seller is entitled under this Section 7.06. Buyer shall permit Seller to control the prosecution of any such refund claim and, where deemed appropriate by Seller, shall cause each of the Subject Entities to authorize by appropriate powers of attorney such persons as Seller shall designate to represent such Subject Entity with respect to such refund claim. Buyer shall cause each of the Subject Entities to forward to Seller any such refund within 10 days after the refund is received (or reimburse Seller for any such credit within 10 days after the credit is allowed or applied against other Tax liability); provided,
                                                               --------
however, that any such amounts payable to Seller shall be net of any Tax cost or
-------
benefit to Buyer or such Subject Entity, attributable to the receipt of such refund and/or the payment of such amounts to Seller.

     7.07 All sales and use Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Buyer, and Seller and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws.

     7.08 On the Closing Date, Buyer shall cause each of the Subject Entities to conduct its business in the ordinary course in substantially the same manner as presently conducted and shall not permit any of the Subject Entities to effect any extraordinary transactions (other than any such transactions expressly required by applicable law or contemplated by this Agreement) that could result in Tax liability to any of the Subject

Entities in excess of Tax liability associated with the conduct of its business in the ordinary course.

     On or after the Closing Date, neither Buyer nor any of the Subject Entities shall, with respect to any Pre-Closing Tax Period, (i) file any amended Tax Return, or (ii) carry back any loss or other Tax attribute.

     7.09  Buyer and Seller shall join in timely making an election under
Section 338(h)(10) of the IRC and similar elections under any applicable state or local income Tax laws with respect to each Subject Entity. Buyer and Seller shall report the transactions consistent with such election under Section 338(h)(10) of the IRC or any similar state or local Tax provision (the "Elections"). Buyer and Seller shall timely execute any and all forms necessary to effectuate the Elections (including, without limitation, Internal Revenue Service Form 8023 and any similar forms under applicable state or local income Tax laws (the "Section 338 Forms")).

     Buyer and Seller agree to use all reasonable efforts to enter into an agreement (the "Allocation Agreement") as soon as practicable after the Closing to determine the Modified Aggregate Deemed Sale Price ("MADSP"), pursuant to
Section 338(h)(10) of the IRC and the regulations thereunder, of the assets of the Subject Entities. Buyer shall initially prepare a statement(s) setting forth a proposed computation and allocation of MADSP (the "Computation") and submit it to Seller no later than 150 days after the Closing. If within 30 days of Seller's receipt of the Computation, Seller shall not have objected in writing to such Computation, the Computation shall become the Allocation Agreement. If within 60 days of Seller's receipt of the Computation, Seller and Buyer have not adopted an Allocation Agreement, the parties shall submit any disputed matter to the Accounting Firm, and cause the Accounting Firm to deliver a final, binding and conclusive written report resolving all such disputed matters within 30 days of the submission thereof to the Accounting Firm. Seller and Buyer shall each cause the Section 338 Forms to be duly executed by an authorized person for Seller and Buyer, respectively, within 30 days prior to the date such Section 338 Forms are required to be filed, and shall duly and timely file the Section 338 Forms in accordance with applicable Tax laws and the terms of this Agreement.

8.   CLOSING AND CLOSING DOCUMENTS.
     -----------------------------

     8.01  Closing.  The "Closing" under this Agreement shall be held at the
           -------
offices of Buyer at 10:00a.m., Central Time, at the end of the month during which all the terms and conditions contained in Sections 9, 10 and 11 of this Agreement have been fulfilled or waived, or at such other place and time as may be mutually agreed to by the parties (the day on which Closing takes place being referred to as the "Closing Date").

     8.02 Seller Closing Matters.  At the Closing, Seller shall deliver, or
          ----------------------
cause to be delivered, to Buyer or take, or cause to be taken, the following actions, as the case may be:

          (A) A certificate of Seller, signed by its President, which shall confirm (i) the compliance by Seller in all material respects with its covenants and agreements contained in this Agreement, (ii) the accuracy in all material respects of the representations and warranties made by Seller in this Agreement that are not qualified as to materiality, at and as of the Closing as if made at such time (unless made as of a specific date), and (iii) the accuracy of the representations and warranties made by Seller in this Agreement that are qualified as to materiality, at and as of the Closing as if made at said time (unless made as of a specific date).

          (B) A certificate of Seller certifying that the GAAP Consolidated Financial Statements for the year ended December 31, 1998 and the Prior Month-End Balance Sheet have been prepared in accordance with GAAP on a basis consistent with the GAAP Consolidated Financial Statements for the periods ended December 31, 1997 and September 30, 1998 and in accordance with Section 2.09.

          (C) Written resignations, effective at the Closing, of the directors of each of the Subject Entities specified on the Directors and Officers Schedule.

          (D) Certificates representing the Shares being conveyed by Seller as specified in Section 1 hereto, duly assigned or with executed stock powers to transfer the shares evidenced thereby to Buyer on the stock transfer records of the Company.

          (E) The opinion of Brobeck, Phleger & Harrison, LLP, or other counsel to Seller reasonably acceptable to Buyer dated the Closing Date, covering the matters set forth in Exhibit 8.02(E).

          (F) All minute books, stock record books and corporate seals of each of the Subject Companies to the extent that they are not already in the possession of the Subject Companies.

          (G) Written evidence, reasonably satisfactory to Buyer, from the banking institution or institutions holding the Indebtedness of the extinguishment of the Indebtedness in full.

     8.03 Buyer Closing Matters.  At the Closing, Buyer shall deliver, or cause
          ---------------------
to be delivered, to Seller:

          (A) A certificate of Buyer, signed by its President, which shall confirm (i) the compliance by Buyer in all material respects with its covenants and agreements contained in this Agreement, (ii) the accuracy in all material respects of the representations and warranties made by it in this Agreement that are not qualified as to materiality, at and as of the Closing as if made at such time (unless made as of a specific date), and
     (iii) the accuracy of the representations and warranties made by Buyer in this Agreement that are qualified as to materiality, at and as of the Closing as if made at said time (unless made as of a specific date).

          (B) The Estimated Purchase Price in the amount and manner of payment specified in Section 1.02(B).

          (C) The opinion of counsel to Buyer reasonably acceptable to Seller, dated the Closing Date, covering the matters set forth in Exhibit 8.03(C).

9.   CONDITIONS TO THE OBLIGATIONS OF BUYER.
     --------------------------------------

     The obligations of Buyer under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are, at its option, subject to the conditions that:

     9.01 Validity of Representations and Warranties.  The representations and
          ------------------------------------------
warranties of Seller contained herein that are not qualified as to materiality shall be true in all material respects on and at the Closing (unless made as of a specific date) with the same force and effect as though made on and at the Closing. The representations and warranties of Seller contained herein that are qualified as to materiality shall be true on and at the Closing (unless made as of a specific date) with the same force and effect as though made on and at the Closing.

     9.02 Consents.  All consents, waivers, approvals, authorizations or orders
          --------
listed on Seller Consent Schedule shall have been obtained by Seller in substance reasonably satisfactory to Buyer and copies of the same (if reduced to writing) shall have been delivered to Buyer.

     9.03 Compliance with Covenants.  Seller shall have performed in all
          -------------------------
material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with at or prior to the Closing (except that any covenants and conditions which are qualified as to materiality shall have been so performed and complied with in all respects).

     9.04  NCM/Charter County Mutual Relationship.  The existing General Agency
           --------------------------------------
Managerial Contract between NCM and Charter County Mutual under which NCM controls Charter County Mutual shall be in full force and effect on the Closing Date, and shall not have been amended, modified or otherwise altered between the execution of this Agreement and the Closing Date. Except for NCM and the board of directors and officers of Charter County Mutual, no individual, corporation, partnership, joint venture, association, joint stock company, trust, or unincorporated organization shall have any direct or indirect power or authority to direct or cause the direction of the management and policies of Charter County Mutual.

     9.05  Resignations.  The directors of each of the Subject Entities as
           ------------
specified on the Directors and Officers Schedule shall have tendered their resignations in writing, effective at the Closing.

     9.06  Transfer of Valley National and Pinnacle.  All of the issued and
           ----------------------------------------
outstanding stock of each of Valley National and Pinnacle (if any) owned by any of the Subject Entities shall have been sold or transferred (including by way of dividend or distribution) to Seller or to an affiliate of Seller that is not a Subject Entity or to a third party on terms and conditions reasonably satisfactory to Buyer; provided, however, that in the event Pinnacle has not yet
                       --------  -------
been acquired by Charter as of the Closing Date, Seller shall have caused all rights and obligations under the Pinnacle Acquisition Agreement to be assigned to Seller or an affiliate of Seller (other than the Subject Entities).

     9.07  Asset Sale/Employee Transfer.  The Asset Sale and the Employee
           ----------------------------
Transfer shall have been completed in form and substance reasonably satisfactory to Buyer.

     9.08  Extinguishment of Indebtedness.  The Indebtedness shall have been
           ------------------------------
extinguished in full.

10.  CONDITIONS OF THE OBLIGATIONS OF SELLER.
     ---------------------------------------

     The obligations of Seller under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are, at its option, subject to the conditions that:

     10.01 Validity of Representations and Warranties.  The representations and
           ------------------------------------------
warranties of Buyer contained herein that are not qualified as to materiality shall have been true in all material respects on and at the Closing (unless made as of a specific date) with the same force and effect as though made on and at the Closing. The representations and warranties of Buyer contained herein that are qualified as to materiality shall be true on and at the Closing (unless made as of a specific date) with the same force and effect as though made on and at the Closing.

     10.02  Consents.  All consents, waivers, approvals, authorizations or
            --------
orders listed on the Buyer Consent Schedule shall have been obtained by Buyer in substance reasonably satisfactory to Seller and copies of the same (if reduced to writing) shall have been delivered to Seller.

     10.03  Compliance with Covenants.  Buyer shall have performed in all
            -------------------------
material respects all obligations and agreements and complied in all material respects with all covenants and conditions contained in this Agreement to be performed and complied with by it at or prior to the Closing (except that any covenants and conditions which are qualified as to materiality shall have been so performed and complied with in all respects).

11.  CONDITIONS APPLICABLE TO BUYER AND SELLER.
     -----------------------------------------

     The obligations of each of Buyer and Seller under this Agreement to cause this Agreement to become effective and have the transactions contemplated hereby be consummated are subject to the following terms and conditions:

     11.01  Hart-Scott-Rodino Act.  Any waiting period applicable to the
            ---------------------
consummation of the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated, and no action instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of such transactions shall be pending.

     11.02  Governmental Approvals.  A written order approving the purchase and
            ----------------------
sale of the Shares as contemplated by this Agreement from the insurance departments listed on Seller's and Buyer's Consent Schedules and any additional approvals thereof as may be required by other insurance regulatory authorities for the purchase and sale of the Shares hereunder shall have been obtained at or prior to the Closing.

     11.03  Injunction.  The consummation of the transactions contemplated by
            ----------
this Agreement shall not have been restrained, enjoined or prohibited by any court or governmental authority of competent jurisdiction. No material litigation or administrative proceeding shall be pending as of the Closing seeking to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement.

     11.04  Closing.  The Closing shall occur no later than 5:00 p.m., Central
            -------
Time, on June 30, 1999, or such other date as may be mutually agreed to by the parties.

12.  TERMINATION.
     -----------

     12.01  Termination.  (a) Anything contained herein to the contrary
            -----------
notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

            (i)   by mutual written consent of Seller and Buyer;

            (ii) by Seller if any of the conditions set forth in Section 10 shall have become incapable of fulfillment, and shall not have been waived by Seller;

            (iii) by Buyer if any of the conditions set forth in Section 9 shall have become incapable of fulfillment, and shall not have been waived by Buyer;

            (iv) by either party if any of the conditions set forth in Section 11 (other than Section 11.04) shall have become incapable of fulfillment, and shall not have been waived by the party seeking termination; or

            (v) by either party if the Closing does not occur on or prior to June 30, 1999;

     provided, however, that the party seeking termination pursuant to clause
     --------  -------
     (ii), (iii), (iv) or (v) shall only be entitled to terminate this Agreement if it is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

     (b) In the event of termination by Seller or Buyer pursuant to this Section 12, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

          (i) Buyer shall return all documents and other material received from Seller or any Subject Entity relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

          (ii) all confidential information received by Buyer with respect to the business of the Subject Entities shall be treated in accordance with the terms of the

     Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms notwithstanding the termination of this Agreement.

     (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 12, this Agreement shall become null and void and of no further force or effect, except for the provisions of (i) Section 6.06 relating to the obligation of Buyer to keep confidential certain information and data obtained by it, (ii) Section 17.01 relating to certain expenses, (iii) Section 17.09 relating to attorney fees and expenses, (iv) Section 17.06 relating to publicity, (v) Section 17.10 relating to finder's fees and broker's fees, and (vi) this Section 12. Nothing in this
Section 12 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

13.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; COVENANTS.
     -----------------------------------------------------

     The representations and warranties in this Agreement and in any certificate or schedule delivered pursuant hereto shall survive until the date which is eighteen (18) months following the Closing Date; provided, however, that the representations and warranties contained in Sections 2.12 (Environmental), 2.17 (Taxes) and 2.19 (Employee Benefits) shall survive until the expiration of the relevant statutes of limitation, and the representations and warranties contained in Sections 2.02 (Subsidiaries; the first two sentences only) and 2.03 (Authorized Stock), shall survive forever. Unless otherwise expressly provided by this Agreement, all covenants and obligations under this Agreement to be performed after the Closing shall survive the Closing in accordance with their respective terms.

14.  TAX INDEMNIFICATION.
     -------------------

     14.01 In addition to any indemnification obligations arising under Section 16 hereof, Seller hereby agrees upon the terms and conditions and in accordance with the procedures set forth in this Agreement, to indemnify, defend and hold Buyer and its affiliates (including, without limitation, each of the Subject Entities) and their respective officers, directors, agents and employees (the "Seller Indemnitees") harmless from and against any damages (including, without limitation, extraordinary or punitive damages), deficiencies, costs, liabilities, claims or expenses, including, without limitation, interest, penalties and reasonable attorneys' fees (individually a "Loss" and collectively the "Losses"), that any of the Seller Indemnitees shall incur or suffer, regardless of whether Buyer had knowledge of such Loss or Losses at the time of the Closing, resulting from or relating to any and all liability for Taxes (i) of the Subject Entities related to any taxable period ending on or prior to the Closing Date and the portion ending on the Closing Date of any taxable period that includes (but does not end on) such day ("Pre-Closing Tax Period") and (ii) resulting from the Elections contemplated by Section 7.09 of this Agreement.

          Notwithstanding the foregoing, Seller shall not indemnify any Seller Indemnitee from any liability for Taxes attributable to any action taken after the Closing by Buyer, any of its affiliates (including any of the Subject Entities), or any transferee of Buyer or any of its affiliates (other than any such action expressly required by applicable law or by this Agreement) (a "Buyer Tax Act") or attributable to a breach by Buyer of its obligations under this Agreement.

          In the case of any taxable period that includes (but does not end on) the Closing Date (a "Straddle Period"):

          (i) real, personal and intangible property Taxes ("property Taxes") of the Subject Entities for the Pre-Closing Tax Period shall be equal to the amount of such property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

          (ii) the Taxes of the Subject Entities (other than property Taxes) for the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

     14.02 Buyer hereby agrees upon the terms and conditions and in accordance with the procedures set forth in this Agreement to indemnify, defend and hold Seller and its affiliates and its officers, directors, agents and employees (the "Buyer Indemnitees") harmless from and against any Loss or Losses that any of the Buyer Indemnitees shall incur or suffer, regardless of whether Seller had knowledge of such Loss or Losses at the time of the Closing, resulting from or relating to any and all liability for Taxes (i) of the Subject Entities related to any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Buyer's indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period) and (ii) attributable to a Buyer Tax Act or to a breach by Buyer of its obligations under this Agreement.

     14.03 If a claim with respect to Taxes shall be made by any taxing authority, which, if successful, might result in an indemnity payment to an indemnified party pursuant to Section 14.01 or 14.02, the party receiving such claim shall promptly notify the other party in writing of such claim (a "Tax Claim"). If the indemnified party receives notification of a Tax Claim and fails to notify the indemnifying party within a sufficient period of time to allow the indemnifying party to effectively contest such Tax Claim, or in reasonable detail to apprise the indemnifying party of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, the indemnifying party shall not be liable to the indemnified party, any of its affiliates or any of their respective officers, directors, agents or employees to the extent that indemnifying party's position is actually prejudiced as a result thereof.

    With respect to any Tax Claim relating solely to a Pre-Closing Tax Period, Seller shall control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner.

    Buyer, the Subject Entities, and each of their respective affiliates shall cooperate with Seller in contesting any Tax Claim, which cooperation shall include the retention until the applicable statute of limitations has expired and (upon Seller's request) the provision to Seller of records and information which are reasonably relevant to such Tax Claim, and making their employees available on a mutually convenient basis to provide additional reasonably relevant information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

    In no case shall Buyer, the Subject Entities, or any of their respective officers, directors, agents or employees settle or otherwise compromise any Tax Claim relating to a Pre-Closing Tax Period (excluding Straddle Periods) without Seller's prior written consent.

15. POST-CLOSING RESERVE ADJUSTMENTS.
    --------------------------------

  15.01  Calculation and Adjustment.  As promptly as reasonably practicable
         --------------------------
after it becomes available, Buyer shall deliver to Seller a true and complete copy of each Annual and Quarterly Statement of each Subject Entity as filed with the appropriate insurance regulatory authority for any period ending at or prior to the Settlement Date (as defined in Section 15.02), together with any actuarial opinion, affirmation or certification filed in connection therewith. Not later than 90 days following the end of each calendar year until the Settlement Date, and not later than 90 days following the Settlement Date, Buyer shall provide Seller with a written report (the "Reserve Report") reflecting the calculation contemplated by Section 15.02 ("Indicated Reserve Amount"), together with all work papers and actuarial memoranda used in establishing the Indicated Reserve Amount. The calculation of the Indicated Reserve Amount will be prepared in conformity with GAAP as in effect on the Closing Date consistently applied and the books and records of the Subject Entities (with the exception of ULAE which shall be calculated in accordance with Section 15.02), and will present fairly the loss and loss adjustment expense reserves of the Insurance Companies as of the Settlement Date (or earlier date thereof). In the event that the Indicated Reserve Amount reflected on the final Reserve Report prepared as of the Settlement Date exceeds the loss and loss adjustment expense ("LAE") reserves, net of related third party reinsurance, salvage and subrogation recoverables and receivables, as shown in the Closing Date Balance Sheet ("Closing Reserves"), by at least $500,000, Seller shall pay or cause to be paid to Buyer in immediately available funds 90% of the amount (including such $500,000 amount) by which the Indicated Reserve Amount exceeds the Closing Reserves (including such $500,000 amount). In the event that the Closing Reserves exceed the Indicated Reserve Amount by at least $500,000, Buyer shall pay or cause to be paid to Seller in immediately available funds 90% of the amount (including such $500,000 amount) by which the Closing Reserves exceed the Indicated Reserve Amount (including such $500,000 amount). Notwithstanding anything herein to the contrary, Seller shall not in any event be required to pay any amounts hereunder which would individually or in the aggregate exceed $50,000,000.

     15.02  Calculation Methodology.  The Indicated Reserve Amount will be equal
            -----------------------
to the sum of (i) the Indicated Loss Reserve Amount as defined in Section 15.03 and (ii) the Indicated ALAE Reserve Amount as defined in Section 15.04 and (iii) 5.4% of the sum of (a) the Indicated Loss Reserve Amount plus (b) the Indicated ALAE Reserve Amount, such percentage representing the agreed-upon unallocated loss adjustment expenses ("ULAE") for the Subject Business, in the case of each of (i) and (ii) and (iii) as of December 31, 2002 (the "Settlement Date") solely with respect to insurance or reinsurance issued, underwritten or assumed prior to the Closing Date by the Insurance Companies (the "Subject Business"). Notwithstanding anything herein to the contrary, and except as otherwise provided by Section 15.07, the Indicated Reserve Amount shall exclude from losses and LAE any losses and LAE liabilities (i) paid or incurred in excess of the limits of any original policy, (ii) constituting an extra-contractual liability, or (iii) arising from the negligence, fraud or bad faith of any Insurance Company or any other of Buyer's affiliates in the handling of the underlying claim, but only to the extent that any such losses and LAE liabilities in the case of each of (i), (ii) and (iii) arise out of acts or omissions occurring after the Closing Date.

     15.03  Indicated Loss Reserve Amount.  The Indicated Loss Reserve Amount
            -----------------------------
will be the sum of (i) claims paid after the Closing Date for losses occurring on or prior to the Closing Date with respect to the Subject Business,
(ii) case loss reserves held as of the Settlement Date for losses occurring on or prior to the Closing Date with respect to the Subject Business, and (iii) the bulk and incurred but not reported ("IBNR") loss reserves held as of the Settlement Date for losses occurring on or prior to the Closing Date with respect to the Subject Business, less applicable third party reinsurance, salvage and subrogation recoveries received or receivable after the Closing Date and applicable to losses incurred on or prior to the Closing Date. The loss reserves for the Subject Business will be calculated in accordance with GAAP as in effect on the Closing Date consistently applied and generally accepted actuarial practices consistently applied.

     15.04  Indicated ALAE Reserve Amount.  The Indicated ALAE Reserve Amount
            -----------------------------
will be the sum of (i) allocated loss adjustment expenses ("ALAE") paid after the Closing Date for losses occurring on or prior to the Closing Date with respect to the Subject Business, (ii) case ALAE reserves held as of the Settlement Date for losses occurring on or prior to the Closing Date with respect to the Subject Business and (iii) bulk and IBNR ALAE reserves held as of the Settlement Date for losses occurring on or prior to the Closing Date with respect to the Subject Business, less applicable third party reinsurance, salvage and subrogation recoveries received or receivable after the Closing Date and applicable to losses incurred on or prior to the Closing Date. The ALAE reserves for the Subject Business will be calculated in accordance with GAAP as in effect on the Closing Date consistently applied and generally accepted actuarial practices consistently applied.

     15.05  Dispute Resolution.  Following the delivery of the Reserve Report to
            ------------------
Seller, Buyer will cause the Subject Entities to allow Seller to have reasonable access , during normal business hours and upon reasonable notice, to the books, records and work papers of the Subject Entities relating to the Indicated Reserve Amount and the Subject Business; provided, however, that such access
                                         --------  -------
does not unreasonably disrupt the normal business operations of the Subject Entities, Buyer or its other affiliates. In the event that the Seller has any disagreement with the Indicated Reserve Amount reflected in the Reserve Report then all unresolved disagreements shall be submitted to an independent actuarial firm of national standing and reputation as the parties shall jointly select and retain (the "Independent Actuary") for resolution in accordance with this Agreement. In the event that the parties are unable to jointly select an Independent Actuary, each of the Buyer, on the one hand, and the Seller, on the other hand, shall select an independent certified public accounting firm of national standing and reputation, which firms shall jointly select the Independent Actuary for joint retention by the parties. The parties shall, and Buyer shall cause the Subject Entities to, cooperate in good faith with the Independent Actuary and shall give the Independent Actuary access to all books, records, work papers and other information and documents relating to the items in disagreement as the Independent Actuary may reasonably request for purposes of such resolution. The Independent Actuary shall, within thirty (30) days after its engagement, deliver to the parties a conclusive written resolution of all disagreements submitted to it, which written resolution shall be in accordance with this Agreement and shall be final and binding upon the parties hereto. The Indicated Reserve Amount reflected in the Reserve Report shall be adjusted accordingly to reflect any such resolution and, as so adjusted, shall be deemed final for purposes of the payments provided in Section 15.01. Seller on the one hand, and Buyer on the other hand, shall each pay one-half of the fees and expenses of the Independent Actuary.

     15.06  Payment.  Except for any amounts in dispute under Section 15.05,
            -------
balances due from either party under Section 15.01 shall be paid within 30 days of delivery by Buyer of the final Reserve Report contemplated by Section 15.01. Balances in dispute shall be paid within 30 days after the parties are notified of the determination rendered by the Independent Actuary. Any such amounts shall bear interest at an annual rate equal to the Interest Rate from the date of delivery of the aforesaid report until payment in full.

     15.07  Certain Covenants.  With respect to the Subject Business, from the
            -----------------
Closing Date until the Settlement Date, Buyer agrees to cause each Insurance Company to, in good faith, (i) pay and settle claims, and handle the defense of pending or threatened claims, suits or proceedings, in accordance with its standard past practices, but in no case on a basis less favorable to such Insurance Company than those practices of affiliates of Buyer, except to the extent as may otherwise be required by law, (ii) establish reserves for losses and loss adjustment expenses in accordance with generally accepted actuarial standards, but in no case on a basis less favorable to such Insurance Company than those practices of other affiliates of Buyer, and (iii) not delegate any claims adjustment or claims handling authority to any person or entity not affiliated therewith, in each case, other than on a basis more favorable to and involving lesser liabilities, obligations and other costs for such Insurance Company. Notwithstanding anything contained in this Agreement to the contrary, each of Buyer and Seller agree that all claims incurred by any Insurance Company with respect to the Subject Business involving synthetic stucco (sometimes referred to as Exterior and Insulation Finishing System (EIFS) or Dryvit) shall be assigned a date of loss as of the inception of the policy period. While this
Section 15 is in effect, Seller shall have the right to inspect and copy, at its own expense, through its duly authorized representatives, the books, records and accounts of each Subject Entity pertaining to the Subject Business and payments of losses and loss adjustment expenses in respect thereof during normal business hours and upon reasonable notice; provided, however, such inspection and copying
                                  --------  -------
shall not unreasonable disrupt the normal business operations of any Subject Entity, Buyer or its other affiliates. During the term of this Agreement, Buyer shall advise Seller promptly of any claim relating to the Subject Business and any material subsequent developments pertaining thereto, to the extent Buyer or any of its affiliates is required to notify any reinsurer, retrocessionaire or other assuming company thereof. Upon the written request of Seller, Buyer will afford Seller an opportunity to participate with the relevant Insurance Company, at the sole expense of Seller, in the settlement of any such claim, and the Insurance Company and Seller shall cooperate in every respect in such settlement; provided, however, in the event
            --------  -------
that Seller participates in a settlement, and to the extent such participation results in or contributes to (i) liabilities paid or incurred in excess of the limits of any original policy, (ii) liabilities constituting extra-contractual liabilities, or (iii) a finding of negligence, fraud or bad faith as contemplated by Section 15.02, such settlement and all liabilities associated therewith shall be included to such extent in the Indicated Reserve Amount.

16.  INDEMNIFICATION.
     ---------------

     16.01  Indemnification by Seller.  In addition to any indemnification
            -------------------------
obligations provided elsewhere herein, Seller hereby agrees upon the terms and conditions and in accordance with the procedures set forth in this Agreement, to indemnify, defend and hold Buyer and its affiliates (including, without limitation, following the Closing, each of the Subject Entities) and their respective officers, directors, agents and employees (the "Seller Indemnitees") harmless from and against any Loss or Losses that any of the Seller Indemnitees shall incur or suffer resulting from or relating to any breach of representation or warranty, or non-fulfillment of any covenant or agreement, by Seller contained in this Agreement or any certificate, schedule, list or other document delivered by Seller to Buyer pursuant to this Agreement. Notwithstanding anything in this Agreement to the contrary, Seller shall not be required hereunder to indemnify, defend or hold Seller Indemnitees, any of their affiliates or any other Person or entity harmless from or against any Losses arising from or relating to (i) insurance or reinsurance losses or loss adjustment expenses (including reserves in respect thereof), except to the extent specifically provided in Section 15, or (ii) Taxes, except to the extent specifically provided in Section 14, or (iii) any Losses reflected on the Closing Date Balance Sheet.

     16.02  Indemnification by Buyer.  In addition to any indemnification
            ------------------------
obligations provided elsewhere herein, Buyer hereby agrees upon the terms and conditions and in accordance with the procedures set forth in this Agreement to indemnify, defend and hold Seller and its affiliates and their respective officers, directors, agents and employees (the "Buyer Indemnitees") harmless from and against any Loss or Losses that any of the Buyer Indemnitees shall incur or suffer resulting from or relating to any breach of representation or warranty, or non-fulfillment of any covenant or agreement, by Buyer contained in this Agreement or any certificate, schedule, list or other document delivered by Buyer to Seller pursuant to this Agreement.

     16.03  Limits on Indemnification.  Notwithstanding the foregoing, no party
            -------------------------
shall be obligated pursuant to Section 16.01 or 16.02, respectively, (i) until the aggregate Losses of the party suffering Loss is in the amount of $250,000 or more, in which case the indemnified party shall be entitled to be indemnified for all such Losses (including such $250,000 amount) and (ii) for any Losses in excess of $5,000,000 in the aggregate for all Losses; provided, however, that
                                                      --------  -------
the limitation for any Loss or Losses resulting from or relating to any breach by Seller of the representations and warranties contained in Sections 2.02 or 2.03 shall be an amount equal to the Purchase Price, less any other amounts paid to Buyer pursuant to Section 16.01.

     16.04  Indemnification Procedures.  Any indemnified party entitled to
            --------------------------
indemnification hereunder pursuant to this Section 16 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's prior written consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. The indemnified party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the indemnifying party. The indemnifying party also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the indemnifying party's indemnification is unavailable for any reason.

     17.    MISCELLANEOUS.

     17.01  Payment of Expenses.  Except as otherwise expressly provided herein,
            -------------------
whether or not this Agreement shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and to the consummation of the transactions contemplated hereby.

     17.02  Entire Agreement.  This Agreement (together with the Schedules and
            ----------------
Exhibits hereto and the documents referred to herein) contains, and is intended as, a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for herein, and supersedes any previous agreements and understandings between the parties with respect to those matters.

     17.03  Modifications, Amendments and Waivers.  At any time prior to the
            -------------------------------------
Closing, the parties hereto may by written agreement (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, (c) waive compliance with any of the covenants or agreements contained in this Agreement, or (d) make any other modification of this Agreement approved by Buyer and Seller. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed and delivered on behalf of each of the parties hereto.

     17.04  Assignment.  This Agreement shall not be assignable by any of the
            ----------
parties hereto, except that (a) Seller shall have the right, without such consent, to transfer ownership of the Company to another direct or indirect wholly owned subsidiary of Seller prior to the Closing and to assign to such other subsidiary its right and obligation hereunder to sell the Shares to Buyer (provided, however, that, in the event of such assignment, Seller shall
 --------  -------
guarantee the performance by such other subsidiary of such sale obligation and will remain liable for all its other obligations hereunder) and (b) Buyer shall have the right, without such consent, to assign to a direct or indirect wholly owned subsidiary of Buyer its right and obligation hereunder to purchase the Shares from Seller (provided, however, that, in the event of such assignment,
                    --------  -------
Buyer shall guarantee the performance by such subsidiary of such purchase obligation and will remain liable for all its other obligations hereunder). This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     17.05  Schedules.  All information set forth in the Seller Schedule shall
            ---------
be deemed a representation and warranty of Seller as to the accuracy of such information.

     17.06  Publicity.  Except as may otherwise be required by law, no press
            ---------
release or public announcement concerning this Agreement or the transactions contemplated hereby shall be made prior to the Closing without advance written approval thereof by Seller and Buyer. Seller and Buyer will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby. Without limiting the foregoing, the parties contemplate issuing a joint press release announcing this transaction promptly upon execution of this Agreement.

     17.07  Notices.  Any notice, request, instruction or other document to be
            -------
given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, overnight express service or confirmed facsimile transmission, if to Buyer, addressed to Unitrin, Inc., One East Wacker Drive, 10th Floor, Chicago, Illinois 60601,
Attention:  Richard C. Vie, facsimile: (312) 661-4690 (with a copy to Unitrin,
Attention: Scott Renwick, Esq., facsimile: (312) 661-4941); and if to Seller addressed to Fund American Enterprises Holdings, Inc., 80 South Main Street, Hanover, New Hampshire 03755-2053, Attention: Ray Barrette, facsimile:

(603) 643-4562, (with a copy to Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303, Attention: Curtis L. Mo, Esq., facsimile: (650) 496-2715 or to such other persons as may be designated in writing by the parties.

     17.08  Glossary.  Attached hereto as Exhibit A is a glossary of certain
            --------
defined terms used in this Agreement.

     17.09  Attorney Fees.  A party in breach of this Agreement shall, on
            -------------
demand, indemnify and hold harmless the other party from and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

     17.10  Brokers' Fees.  Seller hereby represents and warrants that (a) the
            ----------------
only brokers or finders that have acted for Seller in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Gill & Roeser and (b) Seller shall pay all fees or commissions which may be payable to Gill & Roeser. Buyer hereby represents and warrants that (a) the only brokers or finders that have acted for Buyer in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Search Information Services and (b) Buyer shall pay all fees or commissions which may be payable to Search Information Services.

     17.11  Remedies.  The parties hereto agree that money damages or other
            --------
remedies at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

     17.12  Severability.  The invalidity or unenforceability of any provision
            ------------
of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

  17.13  Governing Law.  This Agreement and the rights and obligations of the
         -------------
parties hereto shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

  17.14  Headings.  The Section and paragraph headings in this Agreement are
         --------
inserted for convenience of reference only, and shall not control or affect the meaning or construction of any provision of this Agreement.

  17.15  Counterparts.  This Agreement may be executed by the parties hereto in
         ------------
separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall constitute one and the same instrument.

  17.16  Non-Competition/Non-Solicitation.  During the twenty-four (24) months
         --------------------------------
immediately following the Closing Date, Seller agrees that neither it nor any of its affiliates will, without the written consent of Buyer or its affiliates:

         a) directly or indirectly acquire a majority controlling interest (whether by merger, consolidation, purchase of stock or assets, or otherwise) of any Competing Insurer (as defined below);

         b) employ or solicit the employment of any employee of the Subject Entities identified on Schedule 17.16 attached hereto; provided, however, nothing herein shall prevent Seller or any of its affiliates from employing any such employee that is terminated by a Subject Entity subsequent to the Closing Date; or

         c) induce or attempt to induce any agent of any Insurance Company as of the Closing Date to terminate its agency relationship with such Insurance Company or induce or attempt to induce any agent of any Insurance Company as of the Closing Date to place the renewal of any insurance policies written or assumed by any Insurance Company as of the Closing Date with another insurance company that is owned or controlled by Seller or its affiliates.

         For purposes of the above, a "Competing Insurer" shall mean an insurer (or, if Seller or its affiliates acquire a majority controlling interest in any group of affiliated insurers, such affiliated group of insurers) which derived a majority of the gross written premiums, during the calendar year next preceding the date of determination, from property and casualty insurance in Oregon or non-standard automobile insurance in Texas.

                        [page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                    UNITRIN, INC.


                                    By:    /S/  E. J. Draut
                                       ---------------------------
                                    Name:  E. J. Draut
                                         -------------------------
                                    Title:  Senior Vice President
                                          ------------------------



                                    FUND AMERICAN ENTERPRISES HOLDINGS, INC.


                                    By:    /S/  R. Barrette
                                       ---------------------------
                                    Name:  R. Barrette
                                         -------------------------
                                    Title:  EVP & CFO
                                          ------------------------

                           *     *     *     *     *

     This Exhibit 2 omits all schedules and similar attachments to the Stock Acquisition Agreement. Such schedules consist of factual disclosures regarding the Subject Entities and similar informational matters customary to acquisition agreements. Unitrin agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

                                       50